EXHIBIT 8
SUBSIDIARIES, EQUITY METHOD INVESTMENTS, AND OTHER INVESTMENTS
As of December 31, 2007
Name and location of company
I. Subsidiaries
GERMANY
SAP Deutschland AG & Co. KG, Walldorf
SAP Systems Integration AG, Dresden 2)
SAP Hosting AG & Co. KG, St. Leon-Rot
Steeb Anwendungssysteme GmbH, Abstatt 1)
SAP Passau GmbH & Co. KG, Passau
Wicom Communications GmbH, Aschheim 3)
Virsa Deutschland GmbH, Walldorf 2)
SAP Beteiligungs GmbH, Walldorf
SAP Projektverwaltungs und Beteiligungs GmbH, Walldorf 1), 2)
SAP Dritte Beteiligungs- und Vermögensverwaltung GmbH, Walldorf 1), 2)
SAP Portals Europe GmbH, Walldorf 2)
SAP Investment- und Beteiligungs GmbH, Walldorf
OutlookSoft Deutschland GmbH, Neuss 2) 3)
SAP Beteiligungsverwaltungs GmbH, Walldorf
eSAP Beteiligungs GmbH, Walldorf
SAP Hosting Beteiligungs GmbH, St. Leon-Rot
SAP Foreign Holdings GmbH, Walldorf
SAP Vierte Beteiligungs- und Vermögensverwaltung GmbH, Walldorf
SAP Zweite Beteiligungs- und Vermögensverwaltung GmbH, Walldorf 1)
SAP Consulting Beteiligungs GmbH, Walldorf
SAP Portals Holding Beteiligungs GmbH, Walldorf 2)
SAP Erste Beteiligungs- und Vermögensverwaltung GmbH, Walldorf 1)
SAP Retail Solutions Beteiligungsgesellschaft mbH, Walldorf
REST OF EUROPE, MIDDLE EAST, AFRICA
SAP (UK) Limited, Feltham, Great Britain
SAP France S.A., Paris, France
SAP (Schweiz) AG, Biel, Switzerland
S.A.P. ITALIA Sistemi Applicazioni Prodotti in data processing S.p.A., Milan, Italy 2)
S.A.P. Nederland B.V., ‘s-Hertogenbosch, The Netherlands 2)
Limited Liability Company “SAP CIS”, Moscow, Russia
SAP Österreich GmbH, Vienna, Austria
SAP España Sistemas, Aplicaciones y Productos en la Informática, S.A., Madrid, Spain 2)
SYSTEMS APPLICATIONS AND PRODUCTS IN DATA PROCESSING (NV SAP BELGIUM SA), Brussels, Belgium 2)
SAP Danmark A/S, Copenhagen, Denmark
Systems Applications Products (Africa) (Pty) Ltd, Johannesburg, South Africa
SAP Svenska Aktiebolag, Stockholm, Sweden
SAP ČR, spol. s. r.o., Prague, Czech Republic
SAP Finland Oy, Espoo, Finland
SAP Norge AS, Lysaker, Norway
SAP SSC (Ireland) Limited, Dublin, Ireland
SAP Polska Sp. z o.o., Warsaw, Poland
SAP Portugal — Sistemas, Aplicações e Produtos Informáticos, Sociedade Unipessoal, Lda., Paço de Arcos, Portugal
SAP Portals Israel Ltd., Ra’anana, Israel 2)
SAP Hungary Rendszerek, Alkalmazások és Termékek az Adatfeldolgozásban Informatikai Kft, Budapest, Hungary
SAP Public Services (Pty) Ltd, Johannesburg, South Africa 2)

SAP Labs Israel Ltd., Ra’anana, Israel
SAP Türkiye Yazilim Üretim ve Ticaret A.S., Istanbul, Turkey
SAP Slovensko s.r.o., Bratislava, Slovakia
SAP HELLAS SYSTEMS APPLICATIONS AND DATA PROCESSING S.A., Athens, Greece
SAP Business Services Center Europe s.r.o., Prague, Czech Republic
SAP LABS France S.A.S., Mougins, France
Limited Liability Company “SAP Ukraine”, Kiev, Ukraine
SAP Labs Bulgaria EOOD, Sofia, Bulgaria
SAP Slovenia d.o.o., Ljubljana, Slovenia
SAP Romania SRL, Bucharest, Romania
SAP Middle East & North Africa LLC, Dubai, United Arab Emirates 3)
SAP Ireland Limited, Dublin, Ireland
SAP EMEA Inside Sales S.L., Barcelona, Spain
SAP BULGARIA EOOD, Sofia, Bulgaria 2)
SAP d.o.o., Zagreb, Croatia
SAP Kazakhstan LLP, Almaty, Kazakhstan
SAP West Balkans LLC, Belgrade, Yugoslavia
Merlin Systems Oy, Espoo, Finland 2) 3)
MaXware AS, Trondheim, Norway 2) 3)
TomorrowNow (UK) Ltd., Feltham, Great Britain 2)
Wicom Communications Oy, Espoo, Finland 3)
OutlookSoft Limited, London, Great Britain 2) 3)
SAP Manage Ltd, Ra’anana, Israel
SAP CYPRUS LTD, Nicosia, Cyprus 2)
TomorrowNow Nederland B.V., Amsterdam, The Netherlands
Systems Applications Products Nigeria Limited, Abuja, Nigeria 2)
OutlookSoft Italia S.r.l., Milan, Italy 2) 3)
OutlookSoft EURL, Paris, France 2) 3)
SAP Saudi Arabia Software Trading LLC., Riyadh, Saudi Arabia 3)
OutlookSoft (Suisse) S.A., Nyon, Switzerland 2) 3)
OutlookSoft Nederland, BV, Rotterdam, The Netherlands 2) 3)
MaXware UK Ltd, Ascot, Great Britain 2) 3)
Silk Europe, NV, Diegem, Belgium 2) 3)
Wicom Communications B.V., DenHaag, The Netherlands 2) 3)
SAP UAB (Lithuania), Vilnius, Lithuania 3)
SAP Estonia OÜ, Tallinn, Estonia 3)
Wicom Communications (UK) Ltd., Guildford, Great Britain
Virsa Systems Limited, Berkshire, Great Britain 2)
SAP Business, Paris, France 2) 3)
Merlin Communications Ltd Oy, Espoo, Finland 2) 3)
SAP Commercial Services Ltd., Valetta, Malta
SAP Malta Investments Ltd., Valetta, Malta
Khimetrics LTD, London, Great Britain 2)
SAP Public Services BEE Investment Trust (Pty) Ltd i.L., Johannesburg, South Africa 2)
Ithinqcom (Pty) Ltd, Johannesburg, South Africa 2)
Wicom Communications AB, Kista, Sweden 2) 3)
Ambin Properties (Pty) Ltd, Johannesburg, South Africa 2)
SAP Latvia SIA, Riga, Latvia 3)
SAP Saudi Arabia Software Services LLC., Riyadh, Saudi Arabia 3)
Millsgate Holding B.V., Amsterdam, The Netherlands 2) 3)
AMERICAS
SAP America, Inc., Newtown Square, Pennsylvania, USA
SAP Labs, LLC, Palo Alto, California, USA 2)
SAP Canada Inc., Toronto, Canada
SAP Public Services, Inc., Washington, D.C., USA 2)
SAP Brasil Ltda, São Paulo, Brazil

SAP Global Marketing Inc., New York, New York, USA
SAP México S.A. de C.V., Mexico City, Mexico
SAP Retail, Inc., Scottsdale, Delaware, USA 2)
SAP Andina y del Caribe, C.A., Caracas, Venezuela
SAP Governance Risk & Compliance, Inc., Fremont, California, USA 2)
SAP ARGENTINA S.A., Buenos Aires, Argentina
SAP International, Inc., Miami, Florida, USA 2)
OutlookSoft Corporation, Stamford, Connecticut, USA 2) 3)
TomorrowNow, Inc., Bryan, Texas, USA 2)
Frictionless Commerce, Inc., Cambridge, Massachusetts, USA 2)
Triversity Corporation, Bristol, Pennsylvania, USA 2)
SAP Government Support and Services, Inc., Newtown Square, Pennsylvania, USA 2)
SAP Georgia LLC, Newtown Square, Pennsylvania, USA 2)
MaXware, Inc., King of Prussia, Pennsylvania, USA 2) 3)
SAP Properties, Inc., Newtown Square, Pennsylvania, USA 2)
SAP Financial Inc., Toronto, Canada 2)
SAP Investments, Inc., Wilmington, Delaware, USA 2)
Frictionless Foreign Holding Company, Cambridge, Massachusetts, USA
110405, Inc., Palo Alto, California, USA
Khimetrics Canada, Inc., Montreal, Canada 2)
ASIA PACIFIC JAPAN
SAP JAPAN Co., Ltd., Tokyo, Japan
SAP Australia Pty Limited, Sydney, Australia
SAP INDIA PRIVATE LIMITED, Bangalore, India
SAP (Beijing) Software System Co., Ltd., Beijing, China
SAP Asia Pte Ltd, Singapore
SAP Labs India Private Limited, Bangalore, India
SAP Korea Ltd., Seoul, Korea
SAP MALAYSIA SDN BHD, Kuala Lumpur, Malaysia
SAP TAIWAN CO., LTD., Taipeh, Taiwan
SAP SYSTEMS, APPLICATIONS AND PRODUCTS
IN DATA PROCESSING (THAILAND) LTD., Bangkok, Thailand
SAP HONG KONG CO. LIMITED, Hong Kong, China
SAP New Zealand Limited, Auckland, New Zealand
PT SAP Indonesia, Jakarta, Indonesia
SAP PHILIPPINES, INC., Makati, Philippines
TIM System Inc., Seoul, Korea 2)
TomorrowNow Singapore Pte Ltd., Singapore 2)
TomorrowNow Australia Pty Ltd, Sydney, Australia
Virsa Systems Private Limited, Chandigarh, India 2)
SAPMarkets Asia Pacific Solutions Pte Ltd, Singapore
SAP INDIA (HOLDING) PTE LTD, Singapore
II. EQUITY METHOD INVESTMENTS
ArisGlobal Holdings, LLC, Stamford, Connecticut, USA 2)
Procurement Negócios Eletrônicos S/A, Rio de Janeiro, Brazil 2)
Pandesic LLC i.L., Newtown Square, Pennsylvania, USA 2)
Greater Pacific Capital (Cayman), L.P., George Town, Cayman Islands
III. OTHER INVESTMENTS (ownership 5 or more percent)
Abaco Mobile, Inc., Alpharetta, Georgia, USA
Apriso Corporation, Long Beach, California, USA
Avokia, Inc., Toronto, Canada
Conformia Software, Inc., Sunnyvale, California, USA
Dacos Software GmbH, Saarbrücken, Germany
Datria Systems, Inc., Englewood, Colorado, USA

Deutsches Forschungszentrum für Künstliche Intelligenz GmbH, Kaiserslautern, Germany
Human Resource Management & Consulting Co., Ltd., Tokyo, Japan
Ignite Technologies, Inc., Frisco, Texas, USA
iTAC Software AG, Dernbach, Germany
Metallect Corp., Plano, Texas, USA
MVP Strategic Partnership Fund GmbH & Co. KG, Munich, Germany
Onventis GmbH, Stuttgart, Germany
OpsTechnology, Inc., San Francisco, California, USA
Orbian Corporation Ltd., Hamilton, Bermuda, USA
Particle Computer GmbH, Karlsruhe, Germany
Ping Identity Corporation, Denver, Colorado, USA
Powersim Corporation, Herndon, Virginia, USA
Questra Corporation, Redwood City, California, USA
Realize Corporation, Tokyo, Japan
Reva Systems Corporation, Chelmsford, Massachusetts, USA
Selero, Inc., Denver, Colorado, USA
SocialText, Inc., Palo Alto, California, USA
Sonoa Systems, Inc., Santa Clara, California, USA
SupplyOn AG, Hallbergmoos, Germany
T3C, Inc., Mountain View, California, USA
Venture-Capital Beteiligung GbR mbH, Stuttgart, Germany
Virtual Iron Software, Inc., Massachusetts, USA
Visiprise, Inc., Alpharetta, Georgia, USA
VoiceObjects Inc., San Mateo, California, USA
Zend Technologies, Ltd., Cupertino, California, USA
1) Company with profit and loss transfer agreement.
2) Represents a wholly or majority owned entity of a subsidiary.
3) Consolidated for the first time in 2007.